                                                                      EXHIBIT 21


                       AIRPORT SYSTEMS INTERNATIONAL, INC.
                           SUBSIDIARIES OF THE COMPANY


Subsidiary                                   Jurisdiction
-----------------------------------------------------------

DCI, Inc.                                    U.S.A.

ASII International, Inc.                     Barbados, W.I.


Page 31